Ex - (g)(2)
Amendment to Amended and Restated Master Custodian Agreement
     This Amendment to Amended and Restated Master Custodian Agreement is made as of October 8, 2009 (the “Amendment Effective Date”) by and among each management investment company identified on Appendix A hereto (each such investment company shall hereinafter be referred to as a “Fund”) and State Street Bank and Trust Company, a Massachusetts trust company (the “Custodian”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in that certain Amended and Restated Master Custodian Agreement made as of October 17, 2005 (the “Custodian Agreement”).
Witnesseth:
     Whereas, certain of the Funds and the Custodian entered into the Custodian Agreement pursuant to which the Custodian provides certain custodial services to such Funds;
     Whereas, the Funds listed on Appendix B hereto (collectively, the “Schwab ETFs”), which are exchange traded funds, will issue and redeem shares of each Portfolio only in aggregations of Shares known as “Creation Units,” generally in exchange for a basket of certain equity or fixed income securities and a specified cash payment, as more fully described in the currently effective prospectus and statement of additional information of the Schwab ETF Fund related to the Portfolio (collectively, the “Prospectus”);
     Whereas, each of the Schwab ETFs desires to become a party to the Custodian Agreement and the Custodian desires to provide the services set forth in the Custodian Agreement to each of the Schwab ETFs; and
     Whereas, the nature of the Schwab ETFs requires that certain provisions of the Custodian Agreement be modified for the Schwab ETFs only.
     Now Therefore, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:
1. For purposes of the Schwab ETFs only, Section 2 of the Custodian Agreement is amended by adding the following Section 2.14:
     Section 2.14 Determination of Fund Deposit, etc. Subject to and in accordance with directions from the investment adviser for the Portfolios, the Custodian will determine for each Portfolio after the end of each trading day on the New York Stock Exchange (the “NYSE”), in accordance with the respective Portfolio’s policies as adopted from time to time by the Board and in accordance with the procedures set forth in the Prospectus and Statement of Additional Information, (i) the identity and weighting of the securities in the Deposit Securities and the Fund Securities, (ii) the cash component, and (iii) the amount of cash redemption proceeds (all as further described in the Statement of Additional Information) required for the issuance or redemption, as the case may be, of Shares in Creation Unit aggregations of the Portfolio on such date.
The Custodian will provide (or cause to be provided) this information to such persons as instructed according to the policies established by the Board, and will disseminate such information prior to the opening of trading on the NYSE on each day that the NYSE is open, including through the facilities of the National Securities Clearing Corporation (“NSCC”).
2. For purposes of the Schwab ETFs only, Section 2 of the Custodian Agreement is amended by adding the following Section 2.15:
     Section 2.15. Allocation of Deposit Security Shortfalls. The Fund acknowledges that the Custodian maintains only one account on the books of the NSCC for the benefit of all exchange traded funds for which the Custodian serves as custodian, including the Fund (collectively, the “ETF Custody Clients”). In the event that (a) two or more ETF Custody Clients require delivery of the same Deposit Security in order to purchase a Creation Unit, and (b) the NSCC, pursuant to its Continuous Net Settlement system, delivers to the Custodian’s NSCC account less than the full amount of such Deposit Security necessary to satisfy in full each affected ETF Custody Client’s required amount (a “Common Deposit Security Shortfall”), then, until all Common Deposit Security Shortfalls for a given Deposit Security are satisfied in full, the Custodian will allocate to each affected ETF Custody Client, on a pro rata basis, securities and/or cash received in the Custodian’s NSCC account relating to such shortfall, first to satisfy any prior unsatisfied Common Deposit Security Shortfall, and then to satisfy the current Common Deposit Security Shortfall.
3. For purposes of the Schwab ETFs only, Section 6 of the Custodian Agreement is hereby amended in its entirety and the following Section 6 is inserted in lieu thereof:
Section 6. Payments for Sales or Repurchases or Redemptions of Shares.
The Custodian shall receive from the Portfolio’s distributor of the Shares or from the Transfer Agent, as the case may be, and deposit into the account of the appropriate Portfolio such payments as are received for Shares (in Creation Unit aggregations) issued or sold from time to time by the applicable Fund. The Custodian will provide timely notification to such Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.
Subject to the directions of the investment adviser for the Portfolios and the procedures set forth in the Prospectus and Statement of Additional Information, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds and securities available (from such funds and securities as may be available for such purpose) for payment to, or in accordance with the instructions of, Authorized Participants (as defined in the Prospectus) who have delivered to the Transfer Agent proper instructions for the redemption or repurchase of their Shares, in Creation Unit aggregations, which shall have been accepted by the Transfer Agent, the applicable Fund Securities (as further described in the Statement of Additional Information) (or such securities in lieu thereof as may be designated by the investment adviser of the Fund in accordance with the Prospectus and Statement of Additional Information) for such Portfolio and the cash redemption amount (as further described in the Prospectus and Statement of Additional Information), if applicable, less any applicable redemption transaction fee (as further described in the Prospectus and Statement of Additional Information). The Custodian will transfer the applicable Fund Securities to or on the order of the Authorized Participant. Any cash redemption payment (less any applicable redemption transaction fee) due to the Authorized Participant on redemption shall be effected through the DTC (as defined in the Prospectus) system or through wire transfer in the case of redemptions effected outside of the DTC system.
4. For purposes of the Schwab ETFs only, Section 16 of the Custodian Agreement is hereby amended as follows:
          (A) Section 16(a) of the Custodian Agreement is hereby amended in its entirety and the following Section 16(a) is inserted in lieu thereof:
SECTION 16. EFFECTIVE PERIOD, TERMINATION AND AMENDMENT
     a. This Agreement shall become effective as of October 8, 2009 and shall remain in full force and effect for a period of three (3) years from such effective date (the “Initial Term”), and thereafter shall automatically continue in full force and effect unless either party terminates this Agreement by written notice to the other party at least ninety (90) days prior to the date of termination.
          (B) Section 16(c) of the Custodian Agreement is hereby amended by the insertion of the following new Section 16(c)(I):

(I) With respect to a Schwab ETF, in the event that such Schwab ETF ceases operating as and under the name of such Schwab ETF for any reason, which may (but need not) be in connection with a merger, reorganization, transfer or liquidation of assets, stock exchange delisting or other extraordinary event. For the avoidance of doubt, upon termination of this Agreement under this Section 16(c)(I), such Schwab ETF shall pay to the Custodian such compensation (including any applicable fees) and any reimbursable expenses as may be due and undisputed under the terms hereof to the date of such termination, including reasonable out-of-pocket expenses associated with such termination, and no other compensation, fees, charges or expenses will be assessed or will accrue with respect to said Schwab ETF after said termination. All out-of-pocket expenses for which the Custodian seeks reimbursement under this Section 16(c)(I) must be pre-approved by the Schwab ETF in writing, provided that such approval shall not be unreasonably withheld.
For the avoidance of doubt, the remainder of Section 16 of the Custodian Agreement, including Section 16(c)(H) thereof relating to terminations in connection with material breaches by the Custodian, shall remain in effect for all Funds and Schwab ETFs.
5. In the event that any exchange traded fund in addition to those listed on Appendix B hereto desires to have the Custodian render services as custodian under the terms of the Custodian Agreement and this Amendment, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such exchange traded fund shall become a Fund and a Schwab ETF under the Custodian Agreement and this Amendment and be bound by all terms and conditions and provisions of the Custodian Agreement and this Amendment including, without limitation, the representations and warranties set forth in Section 18.7 of the Custodian Agreement.
6. Except as modified hereby, all other terms and conditions of the Custodian Agreement shall remain in full force and effect.
7. This Amendment may be executed in multiple counterparts, which together shall constitute one instrument.
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Signature Page
In Witness Whereof, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the date first above-written.

Signature Attested to By:	CHARLES SCHWAB CORPORATION

By: /s/ Koji E. Felton	By: /s/ Joseph Martinetto

Name: Koji E. Felton	Name: Joseph Martinetto
Title: SVP, Chief Counsel & Corp. Secretary, Charles Schwab Investment Management, Inc.	Title: EVP Finance & Risk Management

CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.	SCHWAB STRATEGIC TRUST

By: /s/ Randy Merk	By: /s/ George M. Pereira

Randy Merk	George M. Pereira
EVP & President, Investment Management Services	CFO & Treasurer

Signature Attested to By:	State Street Bank and Trust Company

By: /s/ Mary Moran Zeven	By: /s/ Joseph C. Antonellis

Name: Mary Moran Zeven	Name: Joseph C. Antonellis
Title: Senior Vice President	Title: Vice Chairman
Amendment to Amended and Restated Master Custodian Agreement

APPENDIX A
TO
MASTER CUSTODIAN AGREEMENT
MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC
AND PORTFOLIOS THEREOF, IF ANY
THE CHARLES SCHWAB FAMILY OF FUNDS
Schwab Money Market Fund
Schwab Value Advantage Money Fund
Schwab Retirement Advantage Money Fund
Schwab Investor Money Fund
Schwab Government Money Fund
Schwab U.S. Treasury Money Fund
Schwab Municipal Money Fund
Schwab California Municipal Money Fund
Schwab New York AMT Tax-Free Money Fund (formerly NY Muni Money Fund)
Schwab AMT Tax-Free Money Fund (formerly Florida Muni Money Fund)
Schwab California AMT Tax-Free Money Fund
Schwab Massachusetts AMT Tax-Free Money Fund (formerly MA Muni Money Fund)
Schwab Pennsylvania Municipal Money Fund
Schwab New Jersey AMT Tax-Free Money Fund (formerly NJ Muni Money Fund)
Schwab Cash Reserves
Schwab Advisor Cash Reserves
SCHWAB INVESTMENTS
Schwab 1000 Index Fund
Schwab YieldPlus Fund
Schwab Short-Term Bond Market Fund
Schwab Total Bond Market Fund
Schwab GNMA Fund
Schwab Tax-Free YieldPlus Fund
Schwab Tax-Free Bond Fund
Schwab California Tax-Free YieldPlus Fund
Schwab California Tax-Free Bond Fund
Schwab Inflation Protected Fund
Schwab Premier Income Fund
SCHWAB CAPITAL TRUST
Schwab Core Equity Fund
Schwab Hedged Equity Fund
Schwab Premier Equity Fund
Laudus International MarketMasters Fund
Laudus Small-Cap MarketMasters Fund
Schwab Balanced Fund (formerly Schwab Viewpoints Fund)
Schwab Fundamental US Small-Mid Company Index Fund

A-1

Schwab Fundamental US Large Company Index Fund
Schwab Monthly Income Fund - Moderate Payout
Schwab Monthly Income Fund - Enhanced Payout
Schwab Monthly Income Fund - Maximum Payout
Schwab International Core Equity Fund
SCHWAB ANNUITY PORTFOLIOS
Schwab Money Market Portfolio
SCHWAB STRATEGIC TRUST
Schwab U.S. Broad Market ETF
Schwab U.S. Large-Cap ETF
Schwab U.S. Large-Cap Growth ETF
Schwab U.S. Large-Cap Value ETF
Schwab U.S. Small-Cap ETF
Schwab International Equity ETF
Schwab International Small-Cap Equity ETF
Schwab Emerging Markets Equity ETF

A-2

APPENDIX B
List of Schwab ETFs
SCHWAB STRATEGIC TRUST
Schwab U.S. Broad Market ETF
Schwab U.S. Large-Cap ETF
Schwab U.S. Large-Cap Growth ETF
Schwab U.S. Large-Cap Value ETF
Schwab U.S. Small-Cap ETF
Schwab International Equity ETF
Schwab International Small-Cap Equity ETF
Schwab Emerging Markets Equity ETF